Exhibit 10.8

October 7, 2016

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven G. Nelson and Frank Di Paolo

Fax No.: (212) 509-5150

Re: Transfer of Common Stock of AR Capital Acquisition Corp.

Gentleman:

Pursuant to that certain Securities Escrow Agreement (the “Escrow Agreement”) dated as of October 1, 2014, by and among AR Capital Acquisition Corp., a Delaware corporation (the “Company”), AR Capital, LLC, a Delaware limited liability company ( “AR Capital”), David Gong, P. Sue Perrotty, Dr. Robert J. Froehlich (together with AR Capital, the “Initial Holders”), and Continental Stock Transfer & Trust Company (the “Escrow Agent”), the Escrow Agent is currently holding in escrow the ordinary shares of the Company owned by each of the Initial Holders in the amounts identified in Schedule A (the “Escrow Shares”).

AR Capital has executed an agreement (the “Transfer Agreement”), dated as of September 16, 2016 and amended on September 27, 2016, pursuant to which it has transferred its Escrow Shares in a private transaction to Axar Master Fund Ltd., a Cayman Islands exempted company (the “Sponsor”), for the consideration described therein. The Escrow Shares will remain in escrow with you pursuant to the terms of the Escrow Agreement, but will be transferred to the name of the Sponsor. As Escrow Agent, you acknowledge and agree not to enter into any control or other agreement relating to, or deliver possession of, the Escrow Shares to any third party, other than the Sponsor, that could create or perfect a security interest in the Escrow Shares.

Further, in connection with our agreement to transfer the Escrow Shares to the Sponsor, we are attaching executed instruments of transfer with respect to the Escrow Shares. Please kindly effect the transfer of the Escrow Shares to the Sponsor. The Sponsor agrees to be bound by the terms and conditions of the Escrow Agreement and will deliver the appropriate instruments of transfer to the Escrow Agent.

[Signature Pages Follow]

This letter shall serve as irrevocable instructions from AR Capital to you as the Escrow Agent with respect to the transfer of the Escrow Shares and may not be altered by any of us in the future, except upon termination of the Transfer Agreement in accordance with its terms

Very truly yours,

AR CAPITAL, LLC

By:	/s/ Edward Michael Weil Jr
Name: Edward Michael Weil Jr
Title: CEO

[Signature Page to Escrow Letter Agreement]

The undersigned acknowledge and consent to the foregoing terms.

THE COMPANY:

AR CAPITAL ACQUISITION CORP.

By:	/s/ William Kahane
Name: William Kahane
Title: CEO

[Signature Page to Escrow Letter Agreement]

The undersigned acknowledge and consent to the foregoing terms.

THE SPONSOR:

AXAR MASTER FUND LTD.

By:	/s/ Andrew Axelrod
Name: Andrew Axelrod
Title: Director

[Signature Page to Escrow Letter Agreement]

The undersigned acknowledge and consent to the foregoing terms.

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Kevin Jennings
Name: Kevin Jennings
Title: Vice President

[Signature Page to Escrow Letter Agreement]

SCHEDULE A

LIST OF INITIAL HOLDERS

Name	Escrow Shares	Warrants

AR Capital, LLC 405 Park Avenue — 14th Floor New York, New York 10022 Fax No.: (212) 421-5799	6,840,000	6,550,000

David Gong 5 Charles Street Lafayette, CA 94549	17,391	0

P. Sue Perrotty 5 Wyndham Hill Drive Reading, PA 19606	17,391	0

Dr. Robert J. Froehlich 504 Ridgemoor Drive Willowbrook, IL 60527	17,391	0